                                                                    EXHIBIT 10.1

MYRIAD GENETICS, INC. HAS OMITTED FROM THIS EXHIBIT 10.1 PORTIONS OF THE AGREEMENT FOR WHICH MYRIAD GENETICS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "*" AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          STANDARD RESEARCH AGREEMENT


This agreement is entered into by and between Myriad Genetics, Inc., having its address at 320 Wakara Way, Salt Lake City, UT 84108, hereinafter referred to as the "Sponsor", and Valley Mental Health, having its address at 5965 South 900 East, Salt Lake City, Utah 84121, hereinafter referred to as "VMH". This Agreement is dated and effective as of September 1, 1997.

Whereas, the Sponsor desires research services in accordance with the scope of work outlined within this Agreement; and

Whereas, the performance of such research is consistent, compatible and beneficial to the mission of VMH and, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE I - SCOPE OF WORK

  A. VMH agrees to devote reasonable personnel and resources and efforts to perform for the Sponsor the research activities, as described in Attachment A, attached hereto and made a part hereof, to assist Sponsor to develop a database of central nervous system (CNS) disorder families by linking VMH records to Sponsor's genealogical records (the "Research Data Base") to facilitate Sponsor's research to discover new genes for CNS diseases. This project will be conducted under the direction and supervision of "*" as
     principal investigator, and "*" as co-principal investigators.   The
     "Project" shall mean the research, development, and other work to develop the Research Data Base as described in Attachment A, or otherwise performed under this Agreement.

  B. The Project shall be conducted and governed by this Agreement and by the guidelines approved, if required, by the State of Utah's Protection of Human Rights Review Committee ("PHRRC"), as the same may be adopted, amended, revised, or replaced during the term of this Agreement. One of the purposes of requiring the parties to adhere to those research procedures is to ensure confidentiality of patient records in general, and keeping patient identities and all similar identifiers from being divulged to Sponsor in particular. Accordingly, the parties hereto agree to adhere to a specific procedure which is intended to erect a wall of separation between Sponsor and the patient names, addresses, telephone numbers, and other personal identifying information. This procedure is attached in detail in Attachment A.

In no event shall either party be required to make any disclosure or do anything which the party believes may violate the privacy or other rights of any person or may otherwise be illegal or unethical.

ARTICLE II - PROJECT PERIOD

The Project shall terminate on August 31, 2002 unless subsequent time extension, supplement, addition, continuation or renewal is mutually agreed upon in writing by the parties.


-----------------
*-Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

ARTICLE III - COMPENSATION

Sponsor agrees to reimburse VMH for services performed under this Agreement in the total amount of "*" in accordance with the budget itemized in Attachment B and to provide payment in accordance with the following schedule:

     Invoices shall be submitted by VMH to Sponsor each month itemizing the work performed and costs incurred. Payment terms will be Net 30 days.

VMH has no obligation to perform any research, development, or other work beyond the budget set forth in Attachment B, or that would require VMH to incur costs or expenses that would exceed payments received under this Agreement. The total payment to VMH for a given year shall not exceed the total budget for that year as specified in Attachment B unless Sponsor approves otherwise in writing.

ARTICLE IV - REPORTING REQUIREMENTS

VMH will provide quarterly reports on the progress of the Project and a final report upon completion of the Project.

ARTICLE V - ROYALTIES

  A. Royalty.  Sponsor shall pay a "Royalty" to VMH equal to "*" of the Net
     --------
     Sales attributable to Licensed Products and Licensed Methods.

  B. Definitions of Licensed Product, Licensed Method, Myriad Patent, and Net
     ------------------------------------------------------------------------
     Sales.  As used in this Agreement, the terms Licensed Product, Licensed
     ------
     Method, Myriad Patent, and Net Sales shall have the following meanings:

"Licensed Product" shall mean any product, composition of matter, device, apparatus, kit or component part thereof, or any other subject matter whose manufacture, use or sale is covered by any claim or claims included in a Myriad Patent in the country or jurisdiction in which such manufacture, use or sale occurs.

"Licensed Method" shall mean any method, procedure, or process, or any other subject matter whose practice, manufacture, use or sale is covered by any claim or claims included in a Myriad Patent in the country or jurisdiction in which such practice, manufacture, use or sale occurs.

"Myriad Patent" shall mean any United States or foreign patent or any United States or foreign patent application which (1) claims any product, composition of matter, device, apparatus, kit or component part thereof, method, procedure, or process, or any other subject matter, whose invention or development is attributable to the Research Results, and (2) which issues to Myriad, or which is filed in the name of Myriad, or which is assigned to or controlled by Myriad. A Myriad Patent shall not include any abandoned patent application, or any expired patent, or any claims in a patent which are finally held to be invalid or unenforceable by court of competent jurisdiction after the exhaustion of all appeals. A foreign patent applications shall mean any patent application other than a U.S. patent application. For example, PCT application designating any foreign country shall be a foreign application.


-----------------
*-Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

"Net Sales" shall mean the gross revenues received by Sponsor or Sponsor's Licensee from the sale, lease or other commercialization of Licensed Products or in consideration of services performed using Licensed Methods. Net Sales shall not include "*".

  C. Royalty Payments.  All references in this Agreement to dollars or $ shall
     -----------------
     mean dollars of the United States of America. All payment to VMH shall be made in United States dollars. Sponsor shall pay VMH all Royalties due hereunder on a calendar quarterly basis, with quarters ending on the last days of March, June, September and December. The Royalty payment for a given quarter shall be made within 60 days of the end of the quarter. To the extent that the Net Sales received are in a form other than United States dollars, the Royalty shall be based on published foreign exchange rates (as constituted on the lat day of the applicable quarter) reasonably designated by Sponsor and acceptable to VMH. Sponsor shall be responsible for maintaining adequate books and records to accurately document the Royalty payable to VMH. Sponsor shall act in good faith towards VMH to ensure that VMH receives a full Royalty without diminution through transactions with third parties that are not at "arms length."

  D. Examinations and Audits.  Upon the written request of, and at the expense
     ------------------------
     of, VMH, Sponsor shall allow the books and records of Sponsor to be examined and audited by VMH and its representatives (during reasonable times, but no more frequently than once each calendar year, and with reasonable advance notice so at to minimize interference with the business operations of Sponsor) for the purpose of determining compliance with this Agreement, including the Royalty obligations. In the event that any such examination or audit shall determine that Royalties actually paid for any period were less than 95% of the amount properly payable, Sponsor shall pay the reasonable expenses actually incurred by VMH in connection therewith, in addition to all previously unpaid Royalties plus interest. VMH and its representatives shall not use or disclose to any third parties such books and records, nor any of the specific information contained therein, except as reasonably necessary if there is a breach of the Agreement.

ARTICLE VI - PUBLICATION AND CONFIDENTIALITY

VMH engages only in research that is compatible and consistent with, and beneficial to, its mission and therefore significant results of research activities must be reasonably available for publication. VMH agrees, however, that the results obtained in the course of the research Project funded by Sponsor may be submitted for publication only following full protection of all intellectual property rights to the satisfaction of "*" and Sponsor's Research Steering Committee (RSC). Full protection of intellectual property rights shall mean taking the following action:

  A. First, the proposed publication shall be provided to patent counsel of Sponsor.

  B. Next, patent counsel shall have a period of sixty (60) days to review the publication and determine whether or not it contains confidential information or subject matter for which patent protection should be sought.

If during such sixty (60) day period, RSC, "*" object(s) to publication either on the grounds that confidential information or competitive information would be disclosed, or that patent protection should be sought, Sponsor shall provide written notice to VMH and the proposed publication will not be published; provided, however, that in no event shall publication be delayed beyond eighteen

-----------------
*-Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

(18) months from the date of filing of an application for a "Gene Patent" (see definition in Article IX below).

If the objection is on patent grounds, Sponsor shall have sixty (60) days after such notice to prepare or have prepared and filed a patent application.

Notwithstanding anything in this Article VI or anything else in this Agreement to the contrary:

  C. VMH may publish any data or results obtained, created, or acquired by VMH prior to, or outside the scope of, the Project;

  D. there are no restrictions on publications of any information which is or becomes publicly known through no fault of VMH; and

  E. after 18 months from completion of the Project, there shall be not restrictions on VMH's right to publish.

ARTICLE VII - INDEMNIFICATION

Each party hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents, or employees to the full extent required by law, and agrees to hold the other party harmless from any such liability. Each party agrees to maintain reasonable coverage for such liabilities either through commercial insurance or a reasonable self-insurance mechanism, and the nature of such insurance coverage or self-insurance mechanism will be reasonably disclosed to the other party.

ARTICLE VIII - COMPLIANCE WITH LAWS

Both parties agree that they will comply with all applicable federal, state, and local laws, codes, regulations, rules, and orders.

ARTICLE IX - OWNERSHIP AND LICENSES

A. Preexisting Data.  "VMH's Data" shall mean all data, technology, research,
   -----------------
   and intellectual property created, compiled, or acquired by VMH prior to or outside the scope of the Project, including patient data. "Sponsor's Data" shall mean all data, technology, research, and intellectual property created, compiled, or acquired by Sponsor prior to or outside the scope of the Project, including Sponsor's genealogy data base. It is contemplated that certain of VMH's Data and certain of Sponsor's Data shall be contributed to the Project and will be used to create the "Research Data Base." VMH's Data shall be owned by VMH and may be used by Sponsor only in connection with the Project and the Research Data Base. Sponsor's Data shall be owned by Sponsor and may be used by VMH only in connection with the Project and the Research Data Base.

B. Research Results.  "Research Results" shall mean the data, results,
   -----------------
   discoveries, and work product created in the performance of the Project and the copyrights, trade secrets, and other intellectual property therein. The Research Results shall include the Research Data Base. The parties shall jointly own the Research Results. However, such joint ownership shall not extend to VMH's Data or Sponsor's Data. Neither party makes any warranty with respect to the Research Results, including, without limitation, its completeness, accuracy, quality, or usefulness. Each party accept the Research Results on an "as is" basis.

C. Restrictions on Sponsor.  Subject to the restrictions of the Agreement,
   ------------------------
   Sponsor may use the Research Data Base to discover any Gene Product (as defined below) or for any other reasonable purpose. However, Sponsor shall not disclose or transfer the Research Data Base to any third party except for Sponsor's corporate sponsor who must first agree in writing to abide by the confidentiality provisions and other restriction of this Agreement. This restriction does not apply to any of Sponsor's Data.

D. Restrictions on VMH.  VMH may use the Research Data Base and other Research
   --------------------
   Results for any reasonable educational or research purpose or to improve health care services to its patients. However, VMH shall not: (a) sell, license, or furnish access to the Research Data Base, to any other person, corporation or entity; or (b) use or authorize any other person, corporation, or entity to use the Research Data Base or other Research Results to discover, invent, characterize, or develop any Gene Product or to file any application for a Gene Patent (as defined below). These Restrictions shall not apply to information published in accordance with Article V. These Restrictions do not apply to any of VMH's Data.

E. Definitions of Gene Products and Gene Patent.  As used in this Agreement, the
   ---------------------------------------------
   terms Gene Products and Gene Patent shall have the following meanings:

   1. "Gene Product" shall mean any chemical entity, gene or gene fragment, RNA molecule, RNA fragment, protein or protein fragment, including the nucleic acid sequence encoding any of the foregoing, which is associated with the medical conditions of any CNS disorder, and shall further mean an antibody binding to a gene, gene product, RNA molecule, RNA fragment, chemical entity, protein or protein fragment which is associated with the medical conditions of any CNS disorder.

  2. "Gene Patent" shall mean a U.S. or foreign composition of matter or method of use patent, which discloses and claims a Gene Product.

ARTICLE X - PUBLICATION BY SPONSOR

Sponsor will not include the name of VMH or any of its facilities in any advertising, sales promotion or other public communication without the prior written approval of VMH's president or vice president except as and only to the extent required by applicable law or regulation.

ARTICLE XI - TERMINATION

This project may be terminated by Sponsor upon written notice delivered to VMH at least ninety (90) days prior to intended date of termination. By such termination, neither party may nullify obligations already incurred for performance or failure to perform prior to the date of termination. Payment shall be made to VMH for all work and costs incurred prior to the date of termination. VMH shall have the right to terminate the Project upon Sponsor's breach of this Agreement.

ARTICLE XII - CHANGES AND AMENDMENTS

This Agreement constitutes the entire agreement between the parties. All amendments and/or changes shall be by written instrument to be executed by the parties hereto.

ARTICLE XIII - FORUM

In the event of any litigation or arbitration between the parties, such litigation or arbitration shall be conducted exclusively within Salt Lake County.

ARTICLE XIV - LIMITATION ON LIABILITY

Neither party shall have any liability to the other party for any indirect, consequential or special damages. In no event shall VMH liability exceed an amount equal to the total of all payments VMH receives under this Agreement.

In witness hereof, the parties hereto have caused this Agreement to be executed as of the date set forth below by their duly authorized representatives.


                   VMH                        SPONSOR

By:       /s/ Douglas P. Kettle  By:     /s/ Peter D. Meldrum
          ---------------------          --------------------

Name:     Douglas P. Kettle      Name:   Peter D. Meldrum
          ---------------------          --------------------

Title:    C.F.O.                 Title:  President and C.E.O.
          ---------------------          --------------------

Date:     8/25/97                Date:   8/22/97
          ---------------------          --------------------

                             ATTACHMENT A - PROJECT
                             ----------------------


GENERAL
-------

"*"

SPECIFIC AIMS:

"*"

-------------------
*-Confidential treatment requested for certain portions, which portions are omitted and filed separately with the Commission.

                             ATTACHMENT B - BUDGET
                             ---------------------


ANNUAL BUDGET FOR VALLEY MENTAL HEALTH

"*"


-------------------
*-Confidential treatment requested for certain portions, which portions are omitted and filed separately with the Commission.